MERGER AGREEMENT

This agreement, (the “Agreement”) dated and effective as of July 22, 2013 (the “Effective Date”) , is entered by and among Starpoint General Corporation, a company organized under the laws of Nevada, and whose principal U.S. office is located at 102 Montauk Blvd, PO Box 86, East Hampton NY 11937 (“Starpoint”), and Continental Alloy Wheel Corporation , a Nevada corporation, whose principal office is located at 1629 K Street N.W., Suite 300, Washington, DC, 20006 (“CAWC”) (CAWC and Starpoint each a “Party” and collectively the “Parties”).

WHEREAS, CAWC is a blank check company, and it’s sole purpose is to locate and consummate a merger or acquisition with a private entity;

WHEREAS, Starpoint and CAWC are entering into a combinational transaction whereby CAWC will acquire 100% equity interest in Starpoint; and

WHEREAS, it is the intention of the Parties that: (i) CAWC shall acquire 100% of Starpoint’s business in exchange solely for common shares of CAWC as set forth herein; (ii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under regulation D of  the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto hereby agree as follows:

ARTICLE I
EXCHANGE OF SHARES FOR COMMON STOCK
Section 1.1
Agreement to Exchange Starpoint shares for CAWC shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, Starpoint Shareholders intend to sell, assign, transfer, convey and deliver 100% of the issued and outstanding shares of Starpoint, to CAWC, and CAWC shall accept the Starpoint Shares from the Starpoint Shareholders in exchange for the issuance to the Starpoint Shareholders, pro rata, a total of One Thousand (1,000) newly issued restricted common shares of CAWC (the “Merger Shares”).

Section 1.2
Closing. The closing of the exchange to be made pursuant to this Agreement (“Closing”) shall take place at 10:00 AM, New York time, on or before August 14, 2013 (the “Closing Date”) at a place mutually designated by the Parties. At the Closing, Starpoint Shareholders shall deliver to CAWC, stock certificates representing 100% of the Starpoint Shares, duly endorsed in blank for transfer. In full consideration and exchange for the Starpoint Shares, CAWC and its Officer shall cause the issuance and exchange with Starpoint Shareholders of the Merger Shares.

Section 1.3
Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the Parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement and subsequent merger agreements, in order to effectuate this intent.

Section 1.4
Non-Restricted Shareholders.  It is anticipated that, just prior to the Closing Date, up to Two Million Two Hundred Thousand (2,200,000) non-restricted common shares of CAWC’s common stock shall be issued and outstanding in  the names of certain non-affiliate shareholders of CAWC (collectively the “Non-Affiliates”).  The Non-Affiliates hold their respective shares of CAWC subject to Rule 419 under the Securities Act of 1933 (the “Act”).

Nothing in this Agreement shall be construed to affect the rights of the Non-Affiliates to hold, transfer, assign or otherwise dispose of their CAWC shares.  In the event that a minimum of 80% of the Non-Affiliates do not vote in favor of the transactions contemplated by this Agreement on or before a date 18 months after the effective date of CAWC’s initial registration statement, all Non-Affiliates shall be entitled to return of a pro rata portion of the total $22,000 deposited funds (the “Funds”) currently held on behalf of the Non-Affiliates by Underwood Securities Corp., and the Non-Affiliates will then not be shareholders in CAWC.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CAWC

CAWC hereby represents, warrants and agrees as follows:

Section 2.1
Corporate Organization

i.
CAWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by CAWC or the ownership or leasing of its properties makes such qualification and good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of CAWC (a "CAWC Material Adverse Effect");

ii.
Copies of the Articles of Incorporation and By-laws of CAWC, with all amendments thereto as of the Closing Date shall be  furnished to Starpoint on the Closing Date, and such copies shall be accurate and complete as of the Closing Date. As of the Closing Date, the minute books of CAWC shall be current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of CAWC from its date of incorporation through the Closing Date, and adequately reflect all material actions taken by the Board of Directors and shareholders of CAWC.

Section 2.2
Capitalization of CAWC. The authorized capital stock of CAWC consists of (a) 75,000,000  shares of Common Stock, par value $0.001 per share, of which, immediately preceding the closing, no more than 12,200,000 shall be issued and outstanding,  all of which shall be duly authorized, validly issued and fully paid.

Section 2.3
Subsidiaries and Equity Investments. CAWC has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4
Authorization and Validity of Agreements. The Parties each have all corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby, and upon the execution and delivery of this Agreement, and the performance of the respective obligations herein, will constitute, a legal, valid and binding obligation of Parties.

Section 2.5
No Conflict or Violation. The execution, delivery and performance of this Agreement by CAWC do not and will not (i) violate or conflict with any provision of its Articles of Incorporation or By-laws, (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which CAWC is a party or by which it is bound or to which any of its respective properties or assets is subject, (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of CAWC(v) result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which CAWC is bound.

Section 2.6
Consents and Approvals. Except as set forth in Section 1.4 of this Agreement, No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by CAWC or the performance by CAWC of its obligations hereunder.

Section 2.7
Absence of Certain Changes or Events. Since its inception:

i.
With the exception of the possible return of some or all of the Funds as set forth in Section 1.4 of this Agreement, as of the date of this Agreement, CAWC does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of CAWC;

ii.	there has not been an increase in the compensation payable or to become payable to any director or officer of CAWC.

Section 2.8
Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of CAWC in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9
Financial Statements. The audited balance sheet of CAWC and related statements of operations, cash flow and shareholders' equity (“CAWC Financial Statements”) fairly present in all material respects the financial position of CAWC as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of CAWC for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

Section 2.10
Absence of Changes; No Undisclosed Liabilities. Except as disclosed in any public filing, CAWC has not incurred any liability material to CAWC on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of CAWC which has had, or is reasonably likely to have, individually or in the aggregate, a CAWC Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by CAWC to Starpoint pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. CAWC has no liability except for (a) liabilities set forth on the face of the most recent balance sheet included in the CAWC Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). CAWC is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability which individually or in the aggregate is reasonably likely to have a CAWC Material Adverse Effect.

Section 2.11
Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of CAWC to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.12
Securities Laws. CAWC has complied in all material respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to CAWC and its securities; and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.13
34 Act Reports. None of CAWC’s filings with the SEC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.14
Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by CAWC on the Closing Date as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the date of this Agreement.

Section 2.15
Employees.     CAWC has no employees, employee benefit plan, program or arrangement, or employment severance agreements.  CAWC’s current officers and directors serve without compensation, CAWC has no bonus, pension, profit-sharing or other plans or commitments with respect to any of its officers, directors, agents, or any other individuals or entities.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF Starpoint

Section 3.1 Starpoint , represents, warrants and agrees as follows:

i.
Starpoint is duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Starpoint or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Starpoint (a “Starpoint Material Adverse Effect”).

ii.
Copies of the Certificate of Incorporation and By-laws of Starpoint with all amendments thereto, shall be furnished to CAWC on the Closing Date, and such copies shall be accurate and complete. As of the Closing Date, the minute books of Starpoint shall be current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Starpoint, and adequately reflect all material actions taken by the Board of Directors, and shareholders of Starpoint.

iii.
Authorization and Validity of Agreements. Starpoint has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Starpoint and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Starpoint are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

iv.
No Conflict or Violation. The execution, delivery and performance of this Agreement by Starpoint does not and will not violate or conflict with any provision of the constituent documents of Starpoint, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Starpoint is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Starpoint nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Starpoint is bound.

Section 3.2
Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Starpoint in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.3
Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Starpoint on the Closing Date as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV
COVENANTS

Section 4.1
Certain Changes and Conduct of Business.

i.
From and after the date of this Agreement and until the Closing Date, CAWC shall conduct its business solely in the ordinary course of business consistent with past practices and, in a manner consistent with all representations, warranties or covenants of CAWC, and without the prior written consent of Starpoint will not, except as required or permitted pursuant to the terms hereof:

(a) make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

(b) make any change in its Articles of Incorporation or By-laws;

(c) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

(d) subject any of its assets, or any part thereof, to any lien or suffer such to be imposed;

(e) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

(f) enter into any new or amend any existing Agreements;

(g) make or commit to make any material capital expenditures;

(h) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates, except that which is contemplated under this Agreement;

(i) guarantee any indebtedness for borrowed money or any other obligation of any other person;

(j) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

(k) make any material loan, advance or capital contribution to or investment in any person other than as contemplated by this Agreement;

(l) make any material change in any method of accounting or accounting principle, method, estimate or practice;

(m) settle, release or forgive any claim or litigation or waive any right;

(n) commit itself to do any of the foregoing.

ii.	From and after the date of this Agreement, Starpoint will:

(a) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

(b) file, when due or required, federal, state, foreign and other tax returns and/or other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(c) continue to conduct its business in the ordinary course consistent with past practices;

(d) keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

(e) continue to maintain existing business relationships with suppliers.

Section 4.2
Access to Properties and Records. Starpoint shall afford CAWC’s accountants, counsel and authorized representatives, and CAWC shall afford to Starpoint's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such Parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning the other Party's business, properties and personnel as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3
Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no Party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any Party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any Party. A Party shall promptly communicate to any other Party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 4.4
Consents and Approvals. The Parties shall:

i.
use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.
diligently assist and cooperate with each Party in preparing and filing all documents required to be submitted by a Party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained in connection with such transactions.

Section 4.5
Public Announcement. Unless otherwise required by applicable law, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF Starpoint

The obligations of Starpoint and the Starpoint Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both Starpoint and the Starpoint Shareholders in their sole discretion:

Section 5.1
Representations and Warranties of CAWC. All representations and warranties made by CAWC in this Agreement shall be true and correct on and as of the Closing Date as if again made by CAWC as of such date.

Section 5.2
Agreements and Covenants. CAWC shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3
Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4
No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of CAWC shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF CAWC

The obligations of CAWC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by CAWC in its sole discretion:

Section 6.1
Representations and Warranties of Starpoint. All representations and warranties made by Starpoint in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2
Agreements and Covenants. Starpoint and Starpoint Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3
Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4
No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Starpoint or Starpoint Subsidiary, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5
Other Closing Documents. CAWC shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Starpoint or in furtherance of the transactions contemplated by this Agreement as CAWC or its counsel may reasonably request.

Section 6.6
Audited Financial Statements.  Starpoint shall have provided to CAWC financial statements of Starpoint (the “Financial Statements”), prior to the Closing Date, which Financial Statements cover all periods as required by Regulation S-X (17 CFR part 210), and shall have been audited by a Public Company Accounting Oversight Board member auditing firm (the “Auditing Firm”), and shall be accompanied by an unqualified opinion of the Auditing Firm stating that the Financial Statements are in compliance with United States Generally Accepted Accounting Principles (US GAAP).

Section 6.7
The Financial Statements shall have been presented in a post-effective amendment to CAWC’s Form S-1, and the transactions contemplated hereby shall have been approved by a minimum of 80% of the Non-Affiliates prior to the Closing Date, and the transactions contemplated herein shall otherwise be in strict compliance with Rule 419 promulgated under the Securities Act of 1933.

ARTICLE VII
TERMINATION AND ABANDONMENT

Section 7.1
Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing Only:

i.	By the mutual written consent of Starpoint, and CAWC;

ii.
By CAWC, upon a material breach of any representation, warranty, covenant or agreement on the part of Starpoint, or if any representation or warranty of Starpoint shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "Starpoint Breach"), and such breach, if capable of cure, has not been cured within Thirty (30) days after receipt by the Party in breach of a notice from the non-breaching Party setting forth in detail the nature of such breach;

iii.
By Starpoint, upon a material breach of any representation, warranty, covenant or agreement on the part of CAWC set forth in this Agreement, or, if any representation or warranty of CAWC shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "CAWC Breach"), and such breach shall, if capable of cure, not have been cured within Thirty (30) days after receipt by the Party in breach of a written notice from the non-breaching Party setting forth in detail the nature of such breach;

iv.
By either CAWC or Starpoint, if the Closing shall not have consummated before Ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written consent of both  Starpoint and CAWC, if the Closing shall not have been consummated as a result of CAWC or Starpoint having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement.

v.
By either Starpoint or CAWC if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2
Procedure Upon Termination. In the event of termination and/or abandonment of this Agreement by Starpoint or CAWC pursuant to Section 7.1, written notice thereof shall forthwith be given to the other Parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no Party to this Agreement shall have any liability or further obligation to any other Party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article 7 shall relieve any Party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII
POST-CLOSING AGREEMENTS

Section 8.1
Necessary Agreements.  Each Party shall participate, in good faith, in the drafting and execution of any Agreements or other documentation necessary to effectuate the intent of this Agreement.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1
Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the Parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to the limitations set forth in Sections 2.14 and 3.3. In the event of a breach of any of such representations, warranties or covenants, the Party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such Party on or before the Closing Date.

Section 9.2
Publicity. No Party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other Parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing Party agrees to give the non-disclosing Parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3
Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

Section 9.4
Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 9.5
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties or to such other persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless notice of such change shall have been given to such other Party hereto as provided in this Section 9.5

Section 9.6
Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7
Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8
Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed one and the same agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 9.10
Convenience of Forum; Consent to Jurisdiction. The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or any United States District Court sitting in Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any Party to this Agreement by personal service at any place where it may be found or by giving notice to such Party as provided in Section 9.5.

Section 9.11
Enforcement of the Agreement. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12
Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.13
Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date indicated below:

Starpoint Starpoint General Corporation

Date: July 22, 2013.	By:	/s/ David Cohen
(Signature)
Print Name: David Cohen
Title: President

CAWC Continental Alloy Wheel Corporation

Date: July 22, 2013	By:	/s/ Andrew J. Befumo
(Signature)
Print Name:Andrew Befumo
Title:President